Exhibit 3.58

AMENDED AND RESTATED

BYLAWS

OF

DOPACO, INC.

BYLAWS

Table of contents

ARTICLE I - OFFICES
Section 1-1.	Registered Office

ARTICLE II - MEETINGS OF SHAREHOLDERS-ANNUAL FINANCIAL STATEMENTS
Section 2-1.	Place of Meetings of Shareholders
Section 2-2.	Annual Meeting of Shareholders
(a)	Time
(b)	Election of Directors
Section 2-3.	Special Meetings of Shareholders
Section 2-4.	Notices of Meetings of Shareholders
Section 2-5.	Quorum of and Action by Shareholders
(a)	General Rule
(b)	Action by Shareholders
(c)	Withdrawal
(d)	Election of Directors at Adjourned Meetings
(e)	Conduct of Other Business at Adjourned Meetings
Section 2-6.	Adjournments
(a)	General Rule
(b)	Lack of Quorum
(c)	Notice of an Adjourned Meeting
Section 2-7.	Voting List, Voting and Proxies
(a)	Voting List
(b)	Voting
(c)	Proxies
(d)	Judges of Election.
Section 2-8.	Participation in Meetings by Conference Telephone
Section 2-9.	Action by Unanimous Consent of Shareholders
Section 2-10.	Action by Less than Unanimous Consent of Shareholders
Section 2-11.	Annual Financial Statements

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Section 4-9.	Delegation of Office
Section 4-10.	Vacancies

ARTICLE V - CAPITAL STOCK
Section 5-1.	Share Certificates
(a)	Execution
(b)	Designations, etc
(c)	Fractional Shares
Section 5-2.	Transfer of Shares
Section 5-3.	Determination of Shareholders of Record
(a)	Fixing Record Date
(b)	Determination when No Record Date Fixed
(c)	Certification by Nominee
Section 5-4.	Lost Share Certificates
Section 5-5.	Uncertificated Shares

ARTICLE VI - NOTICES - COMPUTING TIME PERIODS
Section 6-1.	Contents of Notice
Section 6-2.	Method of Notice
Section 6-3.	Computing Time Periods
(a)	Days to be Counted
(b)	One Day Notice
Section 6-4.	Waiver of Notice

ARTICLE VII - LIMITATION OF DIRECTORS’ LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS
Section 7-1.	Limitation of Directors’ Liability
Section 7-2.	Indemnification and Insurance
(a)	Indemnification of Directors and Officers
(b)	Indemnification of Employees and Other Persons
(c)	Non-Exclusivity of Right
(d)	Insurance
(e)	Fund For Payment of Expenses

BYLAWS OF

Dopaco, Inc.

ARTICLE I - OFFICES

Section 1-1.  Registered Office.  The registered office of the Corporation shall be located within the Commonwealth of Pennsylvania at such place as the Board of Directors (hereinafter referred to as the “Board of Directors” or the “Board”) shall determine from time to time.

ARTICLE II - MEETINGS OF SHAREHOLDERS - ANNUAL FINANCIAL STATEMENTS

Section 2-1.  Place of Meetings of Shareholders.  Meetings of shareholders shall be held at such places, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors.  If no such place is fixed by the Board of Directors, meetings of the shareholders shall be held at the registered office of the Corporation.

Section 2-2.  Annual Meeting of Shareholders.

(a)                                  Time.  A meeting of the shareholders of the Corporation shall be held in each calendar year, commencing with the year 1997, at such time as the Board of Directors may determine, or if the Board of Directors fails to set a time, on the 15th day of June at 10:00 o’clock a.m., if not a Saturday, Sunday or legal holiday, and if such day is a Saturday, Sunday or legal holiday, then such meeting shall be held on the next business day.  If the annual meeting is not called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

(b)                                 Election of Directors.  At such annual meeting, there shall be held an election of directors.

Section 2-3.  Special Meetings of Shareholders.  Except as expressly required by law, special meetings of the shareholders may be called at any time only by:

(a)                                  the Chairman of the Board, if any, if such officer is serving as the chief executive officer of the Corporation, and otherwise the President of the Corporation;

(b)                                 the Board of Directors; or

(c)                                  shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular special meeting.

Upon the written request of any person who has called a special meeting, under these Bylaws or applicable law, which request specifies the general nature of the business to be transacted at such meeting, it shall be the duty of the Secretary to fix the time and place of such meeting, which shall be held not less than five nor more than 60 days after the receipt of such request, and to give due notice thereof as required by Section 2-4 hereof.  If the Secretary neglects or refuses to fix the time and place of such meeting, the person or persons calling the meeting may do so.  Business transacted at any special meeting shall be confined to the subjects stated in the notice for the meeting and matters germane thereto, unless all shareholders entitled to vote are present at such meeting and consent to the consideration of any additional subject.

Section 2-4.  Notices of Meetings of Shareholders.  Written notice, complying with Article VI of these Bylaws, stating the place and time and, in the case of special meetings, the general nature of the business to be transacted at any meeting of the shareholders shall be given to each shareholder of record entitled to vote at the meeting, except as provided in Section 1707 of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania BCL”), at least five days prior to the day named for the meeting, provided that notice shall be given at least ten days prior to the day named for a meeting to consider a fundamental change under Chapter 19 of the Pennsylvania BCL.  Such notices may be given by, or at the direction of, the Secretary or other authorized person.  If the Secretary or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

Section 2-5.  Quorum of and Action by Shareholders.

(a)                                  General Rule.  Except as provided in subsections (c), (d) and (e) of this Section 2-5, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on the matter.  Unless the Pennsylvania BCL permits otherwise, this Section 2-5(a) may be modified only by a Bylaw amendment adopted by the shareholders.

(b)                                 Action by Shareholders.  Whenever any corporate action is to be taken by vote of the shareholders of the Corporation at a duly organized meeting of shareholders, it shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon, except, prior to the Expiration Date, as defined in Section 3-2 hereof, pursuant to the terms of the Shareholders Agreement among the member companies of the Paperboard Group, as defined in Section 3-2 hereof, Edward P. Fitts, Jr., the Corporation and the Fitts Voting Trust, dated May 2, 1997 (the “Shareholders Agreement”), certain actions of the shareholders require authorization by the affirmative vote all of the shareholders entitled to vote thereon and certain other actions require the authorization by the affirmative vote of a majority of the shareholders entitled to vote thereon.  Unless the Pennsylvania BCL permits otherwise, this Section 2-5(b) may be modified only by a By-law amendment adopted by the shareholders.

(c)                                  Withdrawal.  Subject to the terms of Sections 3.5 and 3.6 of the Shareholders Agreement, the shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(d)                                 Election of Directors at Adjourned Meetings.  Subject to the terms of Section 3.2 of the Shareholders Agreement, in the case of any meeting called for the election of directors, those shareholders who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of electing Directors.

(e)                                  Conduct of Other Business at Adjourned Meetings.  Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned because of an absence of a quorum, although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of meeting upon the meeting being reconvened, by written notice to all the shareholders, at a place and time (not less than three days and not more than 20 days after the date thereof) to be specified in such notice.

Section 2-6.  Adjournments.

(a)                                  General Rule.  Adjournments of any regular or special meeting of shareholders may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct, until the directors have been elected.

(b)                                 Lack of Quorum.  If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided in this Section 2-6, adjourn the meeting to such time and place as they may determine.

(c)                                  Notice of an Adjourned Meeting.  When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting.

Section 2-7.  Voting List, Voting and Proxies.

(a)                                  Voting List.  The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each.  The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of the list the Corporation may make the information therein available at the meeting by any other means.

(b)                                 Voting.  Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote of shares.  Such vote shall be taken by voice unless a shareholder demands, before the vote begins, that it be taken by ballot.

(c)                                  Proxies.  At all meetings of shareholders, shareholders entitled to vote may attend and vote either in person or by proxy.  Every proxy shall be executed in writing by the shareholder or by such shareholder’s duly authorized attorney-in-fact and filed with the Secretary of the Corporation.  A proxy, unless coupled with an interest (as defined in Section 1759(c) of the Pennsylvania BCL), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation.  An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein.  A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

(d)                                 Judges of Election.  In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint one or three Judges of Election, who need not be shareholders and who will have such duties as provided in Section 1765(a)(3) of the Pennsylvania BCL, to act at the meeting or any adjournment thereof.  If one or three Judges of Election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint one or three Judges of Election at the meeting.  In case any person appointed as a Judge of Election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer.  A person who is a candidate for office to be filled at the meeting shall not act as a Judge of Election.  Unless the Pennsylvania BCL permits otherwise, this Section 2-7(d) may be modified only by a Bylaw amendment adopted by the shareholders.

Section 2-8.  Participation in Meetings by Conference Telephone.  Unless determined to the contrary by the Board of Directors in advance of a particular meeting with respect to that meeting, any person who is otherwise entitled to participate in any meeting of the shareholders may attend, be counted for the purposes of determining a quorum and exercise all rights and privileges to which such person might be entitled were such person personally in attendance, including the right to vote, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, if such communications equipment is present in the meeting room.

Section 2-9.  Action by Unanimous Consent of Shareholders.  Any action required or permitted to be taken at a meeting of the shareholders or a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing (executed personally or by proxy), shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.  In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book.  Facsimiles of signatures of shareholders shall be deemed to be originals for the purposes of this Section 2-9.

Section 2-10.  Action by Less than Unanimous Consent of Shareholders.  Subject to the terms of Sections 3.5 and 3.6 of the Shareholders Agreement, any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting.  The consents shall be filed with the Secretary of the Corporation.  In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book.  The action shall not become effective until after at least ten days’ written notice of such action shall have been given to each shareholder entitled to vote thereon who has not consented thereto.  Facsimiles of signatures of shareholders shall be deemed to be originals for the purposes of this Section 2-10.

Section 2-11.  Annual Financial Statements.  Unless otherwise agreed between the Corporation and a shareholder, the Corporation shall furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and statement of income and expenses for the fiscal year.  The financial statements shall be prepared on the basis of generally accepted accounting principles, if the Corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the Corporation and one or more of its subsidiaries.

The financial statements shall be mailed by the Corporation to each of its shareholders entitled thereto within 120 days after the close of each fiscal year and, after the mailing and upon request, shall be mailed by the Corporation to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent annual financial statements has not previously been mailed.  Statements that are audited or reviewed by a public accountant shall be accompanied by the report of the accountant; in other cases, each copy shall be accompanied by a statement of the person in charge of the financial records of the Corporation (i) stating such person’s reasonable belief as to whether or not the financial statements were prepared in accordance with generally accepted accounting principles and, if not, describing the basis of presentation, and (ii) describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

ARTICLE III - BOARD OF DIRECTORS

Section 3-1.  General Powers.  The business and affairs of the Corporation shall be managed by the Board of Directors, and all powers of the Corporation are hereby granted to and vested in the Board of Directors, except as otherwise expressly provided in these By-Laws, the Articles of Incorporation, or by law.

Section 3-2.  Composition and Selection.

(a)                                  Number of Directors.  The Board of Directors shall consist of six members; provided that, from time to time hereafter, subject to the terms of subparagraph (b) of this Section 3-2, the majority of the entire Board of Directors may act by resolution to increase or decrease the number of directors on the Board of Directors.

(b)                                 Selection of Directors.  Commencing on a date upon which the Corporation has issued shares of its stock to Paperboard U.S. Holdings, Inc. (“PHI” and, together with Paperboard Industries Corporation and Paperboard Industries International Inc., the “Paperboard Group”) and continuing until the Expiration Date which shall be the earliest of the date on which:  (i) the Shareholders Agreement is terminated; or (ii) pursuant to the terms of Sections 3.8 and 12.2 of the Shareholders Agreement, the provisions set forth therein relating to representation on the Board of Directors terminate, the Board of Directors shall consist of six directors, it being understood that:

(i)                                     a Shareholder, as defined in the Shareholders Agreement, having the right to cast votes for more than 80% of the then issued and outstanding shares of the Corporation’s common stock (“Shares”) shall have six nominees on the Board of Directors;

(ii)                                  a Shareholder, as defined in the Shareholders Agreement, having the right to cast votes for more than 65% but not more than 80% of the Shares shall have five nominees on the Board of Directors of the Corporation;

(iii)                               a Shareholder, as defined in the Shareholders Agreement, having the right to cast votes for more than 50% but not more than 65% of the Shares shall have four nominees on the Board of Directors of the Corporation;

(iv)                              a Shareholder, as defined in the Shareholders Agreement, having the right to cast votes for 50% of the Shares shall have three nominees on the Board of Directors of the Corporation;

(v)                                 a Shareholder, as defined in the Shareholders Agreement, having the right to cast votes for at least 35% but less than 50% of the Shares shall have two nominees on the Board of Directors of the Corporation; and

(vi)                              a Shareholder, as defined in the Shareholders Agreement, having the right to cast votes for at least 20% but less than 35% of the Shares shall have one nominee on the Board of Directors of the Corporation.

If, in order to comply with the above provisions, a Shareholder, as defined in the Shareholders Agreement, must at any time reduce the number of its nominees on the Board of Directors, such Shareholder shall cause, upon written notice from the other Shareholder, as defined in the Shareholders Agreement, the resignation of such number of its nominees on the Board of Directors as are in excess of the number of nominees to which it is entitled pursuant to this Section 3-2.  Upon any such resignation, the resulting vacancy shall be filled by the Shareholders, as defined in the Shareholders Agreement, such that the Board of Directors is composed of persons nominated pursuant to this Section 3-2.

The directors shall be elected, removed, and replaced by the vote of the shareholders or by the unanimous written consent of the shareholders in lieu of a meeting based on a slate of directors nominated in accordance with the terms of this Section.  Directors nominated by the Paperboard Group hereinafter are referred to as the Paperboard Directors and directors nominated by the shareholders other than the member companies of the Paperboard Group (the “Management Team”) hereinafter are referred to as the Management Team Directors.  Each director must be a natural person at least 18 years of age.

(c)                                  Alternate Directors.  The provisions of this subparagraph shall terminate on the Expiration Date.  Paperboard Group shall have the right to select one alternate for each of the Paperboard Directors and the Management Team shall have the right to select one alternate director for each of the Management Team Directors.  Each of Paperboard Group and the Management Team shall give written notice to the Corporation of the names of the alternates selected by each of them (each, an “Alternate”).  Provided that the Corporation has received the foregoing notice prior to the date of a meeting or other action of the Board of Directors, in the absence or unavailability of the director in place of whom an Alternate has been designated to serve, the Alternat may attend the meeting of the Board of Directors, vote on any matter that may come before the Board of Directors at such meeting, execute a written consent of the Board of

Directors and otherwise exercise all powers provided to the absent director pursuant to the terms hereof.

Section 3-3.  Action by Board of Directors.  Whenever any action is to be taken by the Board of Directors, it shall be authorized by a majority of the directors, except, prior to the Expiration Date, pursuant to the terms of the Shareholders Agreement, certain actions of the Board of Directors may require authorization by all of the directors.

Section 3-4.  Term.  Directors shall serve for a term of one year following their election, or until their successors are duly elected and qualified.

Section 3-5.  Place of Meeting.  Meetings of the Board of Directors may be held at such place within the Commonwealth of Pennsylvania or elsewhere as a majority of the directors may from time to time appoint or as may be designated in the notice calling the meeting.

Section 3-6.  Regular Meetings.  A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of shareholders, at the place where such meeting of the shareholders is held or at such other place, date and hour as a majority of the newly elected directors may designate.  At such meeting, the Board of Directors shall elect officers of the Corporation.  In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board.

Section 3-7.  Special and Quarterly Meetings.  Special meetings of the Board of Directors shall be held whenever ordered by the Chief Executive Officer or the President, by a majority of the executive committee, if any, or by a majority of the directors in office.  Until the Expiration Date, meetings of the Board of Directors shall be held at least once in each calendar quarter.

Section 3-8.  Participation in Meetings by Conference Telephone.  Any Director may participate in any meeting of the Board of Directors or of any committee (provided he is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which he might be entitled were he personally in attendance, including the right to vote, by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 3-9.  Notices of Meeting of Board of Directors.

(a)                                  Regular Meetings.  No notice shall be required to be given of any regular meeting, unless the same is held at other than the time or place for holding such meetings as fixed in accordance with Section 3-6 of these By-laws, in which event five (5) days’ notice shall be given of the time and place of such meeting.

(b)                                 Special Meetings.  Written notice stating the date, place and hour of any special meeting of the Board of Directors shall be given at least two (2) days prior to the date named for the meeting.

Section 3-10.  Quorum.  Prior to the Expiration Date, subject to Sections 3.8 and 12.2 of the Shareholders Agreement, the quorum at any meeting of the Board of Directors shall be a majority of the directors; provided, however, that no quorum shall be deemed to exist unless there is in attendance at any meeting at least one Director, nominated by each Shareholder (as defined in the Shareholders Agreement ) which at the time of such meeting, owns at least 20% of the Shares.  Prior to the Expiration Date, subject to Sections 3.8 and 12.2 of the Shareholders Agreement, if there is not a quorum present at a duly-called meeting, the Chairman of the Board or, in his absence, the Secretary of the Corporation, will have the authority to reconvene the meeting, by written notice to such effect given to all the directors, at a place and time (not less than three days and not more than 20 days after the date thereof) to be specified in such notice, and the directors present at such meeting, whatever their number, shall constitute a quorum.

After the Expiration Date, a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors shall be considered as the acts of the Board of Directors.  If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place.

Section 3-11.  Informal Action by the Board of Directors.  Any action which may be taken at a meeting of the directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors, or members of the committee, as the case may be, and shall be filed with the Secretary of the Corporation.  Insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book.  Written consents by all of the directors or the members of any committee of the Board of Directors executed pursuant to this section may be executed in any number of counterparts and shall be deemed effective as of the date set forth therein.  Facsimiles of signatures of members of the Board of Directors shall be deemed to be originals for the purposes of this Section 3-11.

Section 3-12.  Powers.

(a)                                  General Powers.  The Board of Directors shall have all the power and authority granted by law to the Board, including all powers necessary or appropriate to the management of the business and affairs of the Corporation.

(b)                                 Specific Powers.  Without limiting the general powers conferred by subparagraph (a) above and the powers conferred by the Articles and these By-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

(i)                                     To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

(ii)                                  To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested,

and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

(iii)                               To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

(iv)                              By resolution adopted by a majority of the entire Board of Directors, to designate one (1) or more committees, each committee to consist of two (2) or more of the directors of the Corporation, provided that at least one member of each committee shall be a Paperboard Director and one member of each committee shall be a Management Team Director.  To the extent provided in any such resolution, and to the extent permitted by law, a committee so designated shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation.  The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  If specifically granted this power by the Board in its resolution establishing the committee, in the absence or disqualification of any member and all designated alternates of such committee or committees or if the whole Board of Directors has failed to designate alternate members, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.  Anything to the contrary in the foregoing notwithstanding, until the Expiration Date, subject to the terms of Sections 3.8, 12.2 and 20.1 of the Shareholders Agreement, the Paperboard Group shall have the right to select:  (i) at such time as the Paperboard Group owns between 35% and 49% of the Shares, one representative to serve on the Compensation Committee of the Board of Directors; and (ii) as to all other committees of the Board of Directors, and as to the Compensation Committee commencing at such time as the Paperboard Group owns 50% of the Shares, a number of representatives to serve on each such committee that represents the same percentage of the entire committee as the number of Paperboard Group Directors represents to the entire Board of Directors; but in no event less than one representative at any time that the Paperboard Group has at least one representative on the Board of Directors.  Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors.

(v)                                 To fix the place, time and purpose of meetings of shareholders.

(vi)                              To fix the compensation of directors and the President of the Corporation for their services.

Section 3-13.  Removal of Directors by Shareholders.  The entire Board of Directors or any individual director may be removed from office without assigning any cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of directors.  In case the Board of Directors or any one or more directors is so removed, new directors may be elected at the same time.  If one of the Paperboard Group Directors is removed, the Paperboard Group shall be entitled to nominate an individual to replace such director and if one of the Management Team Directors is removed, the Management Team shall be entitled to nominate an individual to replace such director.

Section 3-14.  Vacancies.  Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority of the remaining members of the Board of Directors though less than a quorum, and each person so elected shall be a director until his successor is duly elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto, or until his earlier resignation or removal.

ARTICLE IV - OFFICERS

Section 4-1.  Appointment of Officers.  The executive officers of the Corporation shall be chosen by the directors and shall be a Chairman of the Board, President, one or more Vice Presidents, Secretary and Treasurer.  The Board of Directors may also choose such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.  Any number of offices may be held by the same person.  It shall not be necessary for the officers to be directors.

Section 4-2.  Compensation.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors or any committee designated thereby with power to act by the Board of Directors.

Section 4-3.  Term.  The officers of the Corporation shall hold office for one year and until their successors are chosen and have been qualified.  Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause at any time by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

Section 4-4.  Powers and Duties of Chairman of the Board.  The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have general supervision of the business, affairs and property of the Corporation and over its several officers, subject, however, to control of the Board of Directors, and shall perform such other duties and have such other powers as a Board of Directors may from time to time prescribe.

The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors and shall see that all orders of the Board of Directors are carried into effect.  The Chairman shall be ex-officio a member of all standing committees.  Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors.

Section 4-5.  Powers and Duties of President.  The President shall be the Chief Operating Officer of the Corporation and shall have general active management of and direction of the business, affairs and property of the Corporation and shall see that all orders and resolutions of the Chairman of the Board and of the Board of Directors are carried into effect.  The President, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board of Directors.  The President shall sign or countersign all certificates, contracts or other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the

Board of Directors, shareholders and Chairman of the Board and shall perform any and all other duties as are incident to his or her office or are properly required of him or her by the Board of Directors or the Chairman of the Board.

Section 4-6.  Powers and Duties of Vice President.  The Vice Presidents shall act as assistant to and under the direction of the Chairman of the Board and President.  Each Vice President shall have such other duties as may be assigned by the Board of Directors, the Chairman of the Board, or any committee designated thereby with power to act, or the President.

In case of the absence or disability of the President, the Senior Vice President shall perform all the usual acts and duties of the President.  The Vice Presidents shall not, except by a vote of the directors, enter into or authorize the execution of a contract which does not, or perform any other acts which do not, distinctly comply with or carry out the plans and policies already initiated by the Chairman of the Board and/or President.

Section 4-7.  Powers and Duties of Secretary.  The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for the purpose; and shall perform like duties for all committees of the Board of Directors when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as are incident to the office or as may be prescribed by the Board of Directors, Chairman of the Board or President, and under whose supervision he shall be.  He shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it.

Section 4-8.  Powers and Duties of Treasurer.  The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall keep the moneys of the Corporation in a separate account to the credit of the corporation.  He shall disburse the funds of the corporation as may be ordered by the Board, Chairman of the Board, or President, taking proper vouchers for such disbursements, and shall render to directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer shall perform such other duties as are incident to the office or as may be prescribed by the Board of Directors, Chairman of the Board or President, and under whose supervision he shall be.

Section 4-9.  Delegation of Office.  The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other person from time to time.

Section 4-10.  Vacancies.  The Board of Directors shall have the power to fill any vacancies in any office occurring for any reason.

ARTICLE V - CAPITAL STOCK

Section 5-1.  Share Certificates.

(a)                                  Execution.  Except as otherwise provided in Section 5-5, the shares of the Corporation shall be represented by certificates.  Unless otherwise provided by the Board of

Directors, every share certificate shall be signed by two officers and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed.  In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue.  The provisions of this Section 5-1 shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar.

(b)                                 Designations, etc.  To the extent the Corporation is authorized to issue shares of more than one class or series, every certificate shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge) a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

(c)                                  Fractional Shares.  Except as otherwise determined by the Board of Directors, shares or certificates therefor may be issued as fractional shares for shares held by any dividend reinvestment plan or employee benefit plan created or approved by the Corporation’s Board of Directors, but not by any other person.

Section 5-2.  Transfer of Shares.  Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer.

Section 5-3.  Determination of Shareholders of Record.

(a)                                  Fixing Record Date.  The Board of Directors of the Corporation may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 30 days prior to the date of the meeting of shareholders.  Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection.  The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose.  When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

(b)                                 Determination when No Record Date Fixed.  If a record date is not fixed:

(i)                                     The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(ii)                                  The record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the Corporation.

(iii)                               The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)                                  Certification by Nominee.  The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons.  The resolution of the Board of Directors may set forth:

(i)                                     the classification of shareholder who may certify;

(ii)                                  the purpose or purposes for which the certification may be made;

(iii)                               the form of certification and information to be contained therein;

(iv)                              if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and

(v)                                 such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 5-4.  Lost Share Certificates.  Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation his or her bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Corporation.  Thereupon, a new share certificate shall be issued to the registered owner or his or her assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

Section 5-5.  Uncertificated Shares.  Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation.  Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates.  The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.  Notwithstanding anything herein to the contrary, the provisions of Section 5-2 shall be inapplicable to uncertificated shares and in lieu thereof the Board of Directors shall adopt alternative procedures for registration of transfers.

ARTICLE VI - NOTICES - COMPUTING TIME PERIODS

Section 6-1.  Contents of Notice.  Whenever any notice of a meeting is required to be given pursuant to these Bylaws or the Articles of Incorporation (the “Articles”) or otherwise, the notice shall specify the place and time of the meeting; in the case of a special meeting of shareholders or where otherwise required by law or the Bylaws, the general nature of the business to be transacted at such meeting; and any other information required by law.

Section 6-2.  Method of Notice.  Whenever written notice is required to be given to any person under the provisions of the Articles or these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to such person’s address (or to such person’s telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of Directors, supplied by such Director to the Corporation for the purpose of notice.  If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.  Except as otherwise provided herein, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of the Secretary.

Section 6-3.  Computing Time Periods.

(a)                                  Days to be Counted.  In computing the number of days for purposes of these Bylaws, all days shall be counted, including Saturdays, Sundays or a holiday on which national banks are or may elect to be closed (“Holiday”); provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday.  In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

(b)                                 One Day Notice.  In any case where only one day’s notice is being given, notice must be given at least 24 hours in advance by delivery in person, telephone, telex, TWX, telecopier or similar means of communication.

Section 6-4.  Waiver of Notice.  Whenever any notice is required to be given by law or the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice.  Except as otherwise required by law or the next sentence, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.  In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted.  Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE VII - LIMITATION OF DIRECTORS’ LIABILITY AND
INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 7-1.  Limitation of Directors’ Liability.  No Director of the Corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless:  (a) the Director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the Pennsylvania BCL, and (b) the breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a Director pursuant to any criminal statute, or to the liability of a Director for the payment of taxes pursuant to local, Pennsylvania or federal law.

Section 7-2.  Indemnification and Insurance.

(a)                                  Indemnification of Directors and Officers.

(i)                                     Each Indemnitee (as defined below) shall be indemnified and held harmless by the Corporation for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below).  No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness.

(ii)                                  The right to indemnification provided in this Section shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

(iii)                               Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

(iv)                              For purposes of this Article, (A) “Indemnitee” shall mean each Director or officer of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving in any capacity at the request or for the benefit of the Corporation as a Director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, investigative or through arbitration.

(b)                                 Indemnification of Employees and Other Persons.  The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.  To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(c)                                  Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles or Bylaws, agreement, vote of shareholders or Directors, or otherwise.

(d)                                 Insurance.  The Corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law.  The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

(e)                                  Fund For Payment of Expenses.  The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles, by agreement, vote of shareholders or Directors, or otherwise.

Section 7-3.  Amendment.  The provisions of this Article VII relating to the limitation of Directors’ liability, to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its Directors and officers which may be modified as to any Director or officer only with that person’s consent or as specifically provided in this Section.  Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a Director of the Corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.  Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as either to reduce the limitation of Directors’ liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the Directors of the Corporation then serving, or (b) the affirmative vote of shareholders entitled to cast not less than a majority of the votes that all shareholders are entitled to cast in the election of Directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section 7-4.  Changes in Pennsylvania Law.  References in this Article VII to Pennsylvania law or to any provision thereof shall be to such law as it existed on the date this Article VII was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or Directors to limit further the liability of Directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VIII - FISCAL YEAR

Section 8-1.  Determination of Fiscal Year.  The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation.  If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

ARTICLE IX - AMENDMENTS

Section 9-1.  Except as otherwise expressly provided in Section 7-3:

(a)                                  Shareholders.  Subject to the terms of the Shareholders Agreement, the shareholders entitled to vote thereon shall have the power to alter, amend, or repeal these Bylaws, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting, duly convened after notice to the shareholders of such purpose.  In the case of a meeting of shareholders to amend or repeal these Bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the Bylaws.

(b)                                 Board of Directors.  Subject to the terms of the Shareholders Agreement, the Board of Directors (but not a committee thereof), by a vote of the majority of Directors then in office, shall have the power to alter, amend, and repeal these Bylaws, regardless of whether the shareholders have previously adopted the Bylaw being amended or repealed, subject to the power of the shareholders to change such action, provided that the Board of Directors shall not have the power to amend these Bylaws on any subject that is expressly committed to the shareholders by the express terms hereof, by Section 1504 of the Pennsylvania BCL, or otherwise.

ARTICLE X - INTERPRETATION OF BYLAWS – SEPARABILITY

Section 10-1.  Interpretation.  All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the Pennsylvania BCL.

Section 10-2.  Separability.  The provisions of these Bylaws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

ARTICLE XI - DETERMINATIONS BY THE BOARD

Section 11-1.  Effect of Board Determinations.  Any determination involving interpretation or application of these Bylaws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.